UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

HARVEST HEALTH & RECREATION INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation)

000-56224	84-3264202
(Commission File Number)	(IRS Employer Identification No.)

1155 W. Rio Salado Parkway, Suite 201 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(480)-494-2261

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On September 1, 2021, Harvest Health & Recreation Inc. (“Harvest”) announced that on August 31, 2021, Harvest and one of its subsidiaries (collectively, the “Seller”) entered into a License Purchase Agreement (the “Agreement”) with Planet 13 Holdings Inc. and one of its subsidiaries (collectively, “Buyer”), pursuant to which Buyer has agreed, subject to the terms and conditions of the Agreement, to acquire the Medical Marijuana Treatment Center license issued by the Florida Department of Health to Seller (the “License”).

The aggregate purchase price for the License is $55 million. The purchase and sale of the License is subject to a number of conditions, including, (1) receipt by the parties of the approval by the Florida Department of Health’s Office of Medical Marijuana Use necessary to consummate the transactions contemplated by the Agreement and (2) the simultaneous closing of the transactions contemplated by that certain Arrangement Agreement, dated May 10, 2021, between Harvest and Trulieve Cannabis Corp., a British Columbia corporation.

The Agreement includes customary representations, warranties and covenants of Seller and Buyer, including, among others, covenants relating to the conduct of its business during the interim period between execution of the Agreement and the closing.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST HEALTH & RECREATION INC.
(Registrant)

By:	/s/ Steven M. White
Steven M. White
Chief Executive Officer

Dated: September 7, 2021